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                                                             EXHIBIT (b)(9)




                                  June 20, 1997


VIA EDGARLINK

Board of Directors
National Life Insurance Company
National Life Drive
Montpelier, Vermont   05604

Ladies and Gentlemen:

       I hereby consent to the reference to my name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Pre-Effective Amendment No. 2 to the registration statement on Form N-4 for the National Variable Annuity Account II (File No. 333-19583).

                                     Very truly yours,

                                     NATIONAL LIFE INSURANCE COMPANY




                                     By: /s/ D. Russell Morgan
                                        ----------------------------------
                                          D. Russell Morgan